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REEDSMITH


                                                                    Exhibits 5.1
                                                                        and 23.2



September 5, 2001


DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 02061


Re:     DUSA Pharmaceuticals, Inc. (the "Company")
        Post-Effective Amendment No. 1 to Registration Statements on Form S-8


Gentlemen:

We have examined the Company's Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement") to the Company's Form S-8 registration statements (file numbers 333- 92259 and 333-57890), which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Six Hundred Fifty-Six Thousand Fifty-Four (656,054) shares (the "Shares") of the Company's common stock, without par value (the "Common Stock") which may be issued pursuant to the DUSA Pharmaceuticals, Inc. 1996 Omnibus Plan, as amended (the "Plan"). The Plan has been further amended to increase the number of shares available for issuance under the Plan from fifteen percent (15%) of the number of shares of Common Stock outstanding to twenty percent (20%) of the number of shares of Common Stock outstanding or a maximum of Two Million Seven Hundred Fifty-Three Thousand Three Hundred Twenty-Eight (2,753,328) shares of Common Stock.

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

As legal counsel to the Company, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares under the Plan. We have also examined the original or a photostatic or certified copy of (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (ii) the By-laws of the Company; and (iii) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the


                                                                Princeton Forrestal Village         Delaware
                                                                136 Main Street - Suite 250       New Jersey
                                                                   Princeton, NJ 08540-7839         New York
                                                                               609.987.0050     Pennsylvania
Steven J. Picco                                                            Fax 609.951.0824         Virginia
Office Administrative Partner                                                                 Washington, DC

Formed in the Commonwealth of Pennsylvania                             r  e  e  d  s  m  i  t  h  .  c  o  m
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DUSA Pharmaceuticals, Inc.
September 5, 2001
Page 2



original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New
Jersey.

Based on the foregoing examination, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and that when issued and sold in the manner described in the Plan and pursuant to the agreement which may accompany each grant under the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm's name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to General Instruction E of Form S-8 under the Act with respect to the Registration Statement.


Very truly yours,

s/Reed Smith LLP

REED SMITH LLP